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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 12, 1997
                                                 --------------

                          ENVIRODYNE INDUSTRIES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                      0-5485         95-2677354
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(State or other jurisdiction of       (Commission       (I.R.S.
 incorporation or organization)        File No.)        Employer
                                                    Identification
                                                          No.)


701 Harger Road, Suite 190, Oak Brook, Illinois          60521
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   (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (630) 571-8800
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                             Page 1 of 5 Pages

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Item 5. - Other Events
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On June 12, 1997, Envirodyne Industries, Inc. ("Envirodyne")
announced that it received an offer from HK Acquisitions Corporation, a Delaware corporation, formed by Michael E. Heisley, a director of Envirodyne, and Donald P. Kelly, the former chairman, president and chief executive officer of Envirodyne, to acquire Envirodyne. Pursuant to the offer, stockholders would receive $8.50 per share in cash. A copy of the press release relating to the offer is attached hereto as Exhibit 99.


Item 7. - Financial Statements and Exhibits
          ---------------------------------

  (c)     Exhibits

  EX-99   Press release dated June 12, 1997.

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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    ENVIRODYNE INDUSTRIES, INC.
                                    ------------------------------
                                             Registrant




                                     By:  /S/ Gordon S. Donovan
                                          -------------------------
                                          Gordon S. Donovan
                                          Vice President, Chief
                                          Financial Officer and
                                          Treasurer


June 13, 1997
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Exhibit No.                Description of Exhibits             Page
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    EX-99        Press release dated June 12, 1997.
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Nasdaq SmallCap - EDYN            For additional information, contact:
                                  S.M. Schuster or G.S. Donovan
                                  (630) 575-2400

                       ENVIRODYNE ANNOUNCES ACQUISITION
                     OFFER BY HK ACQUISITIONS CORPORATION

OAK BROOK, ILLINOIS, June 12, 1997 - Envirodyne Industries, Inc. (Nasdaq
SmallCap: EDYN) today announced that it has received an offer from HK Acquisitions Corporation, a Delaware corporation, formed by Michael E. Heisley, a director of Envirodyne, and Donald P. Kelly, the former chairman, president and chief executive officer of Envirodyne, to purchase all of the outstanding shares of common stock of Envirodyne for $8.50 per share in cash.

Consummation of the merger proposal would be subject to negotiation and execution of a definitive agreement, approval by the Board of Directors and stockholders of Envirodyne and the expiration of the antitrust waiting period.

The offer is contained in a proposed letter agreement requiring a response from the Company by the close of business on June 18, 1997. The proposed letter agreement provides that if it is terminated under certain circumstances relating to an alternative acquisition transaction, the Company would be obligated to pay HK Acquisitions a fee of $10 million.

HK Acquisitions' offer will be submitted to a committee of independent directors of Envirodyne. The committee will evaluate the offer and make a recommendation to the Board of Directors.

Envirodyne operates through wholly-owned subsidiaries that are industry segment leaders in food packaging and foodservice supplies. Principal subsidiaries are: Viskase Corporation; Clear Shield National, Inc.; and Sandusky Plastics, Inc.

Principal products manufactured are:

    - cellulosic casings used in the preparation and packaging of processed meat products;
    - heat shrinkable plastic bags and specialty plastic films for packaging and preserving fresh and processed meat, poultry and cheese products;
    - disposable plastic cutlery, drinking straws and custom dining kits; and
    - thermoformed plastic containers for cultured dairy products, delicatessen, foodservice and other uses.

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